UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2012

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

The following information sets forth certain recent developments for Apollo Commercial Real Estate Finance, Inc. (the “Company”).

Recent Developments

In July 2012, the Company closed on a $6.5 million mezzanine loan secured by a pledge of the equity interest in a borrower that owns a mixed use project, which consists of 55,585 square feet of Class-A retail space and 114,476 square feet of Class-A office space in Chapel Hill, North Carolina. The mezzanine loan is part of a new $40.0 million, 10-year fixed-rate financing comprised of a $33.5 million first mortgage and the $6.5 million mezzanine loan. The mezzanine loan is an interest-only, fixed rate loan that has an interest rate of 11.1%. The mezzanine loan has an appraised loan-to-value of approximately 77% and has been underwritten to generate an internal rate of return (“IRR”) of approximately 12.0%.

On August 1, 2012, the Company completed the underwritten public offering of 3,450,000 shares of its 8.625% Series A Cumulative Redeemable Perpetual Preferred Stock with a liquidation preference of $25.00 per share, which generated net proceeds to the Company of approximately $83.2 million.

In September 2012, the Company originated a $10.0 million mezzanine loan secured by a pledge of the equity interests in a borrower that owns an 845,241 square foot Class A office tower complex in downtown Kansas City, Missouri. The office tower complex is comprised of a 34-story office tower, a 10-story office building, a two-story office building, two separate parking garages comprising 2,470 parking spaces and approximately 30,000 square feet of ground-floor retail space. The mezzanine loan is part of a $70.0 million, 10-year fixed-rate financing with 30-year amortization that will be comprised of the mezzanine loan and a $60.0 million first mortgage loan. The interest rate on the mezzanine loan is 11.75%. The mezzanine loan has an appraised loan-to-value of 72% and has been underwritten to generate an IRR of approximately 12.6%.

For a discussion of how the Company calculates IRR see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Investments” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and “Risk Factors — The Company may not achieve its targeted internal rate of return on its investments which may lead to future returns that may be significantly lower than anticipated” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of some of the factors that could adversely impact the returns received by the Company from these investments over time.

As of September 30, 2012, following the closing of these two mezzanine loans, first mortgage loans and subordinate loans secured by properties located in New York, New York comprised 37% of the aggregate face amount of the Company’s first mortgage loans and subordinate loans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 2, 2012

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

/s/ Stuart A. Rothstein
Stuart A. Rothstein
President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary